UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023

AEON Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40021	85-3940478
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Park Plaza, Suite 1750 Irvine, California (Address of principal executive offices)	92614 (Zip Code)

(949) 354-6499

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	AEON	New York Stock Exchange American
Warrants to purchase Class A common stock	AEON WS	New York Stock Exchange American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Unless the context otherwise requires, “we,” “us,” “our,” “AEON” and the “Company” refer to AEON Biopharma, Inc., a Delaware corporation (f/k/a Priveterra Acquisition Corp., a Delaware corporation), and its consolidated subsidiaries following the Closing (as defined below). Unless the context otherwise requires, references to “Priveterra” refer to Priveterra Acquisition Corp., a Delaware corporation, prior to the Closing. All references herein to the “Board” refer to the board of directors of the Company.

Terms used in this Current Report on Form 8-K (this “Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement/Prospectus (as defined below) in the section entitled “Frequently Used Terms” beginning on page iii thereof, and such definitions are incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement.

Business Combination

As disclosed under the sections entitled “Summary of the Proxy Statement/Prospectus – Merger Consideration” and “Proposal 1: The Business Combination Proposal” beginning on pages 3 and 100, respectively, of the proxy statement/prospectus (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “SEC”) by Priveterra on May 12, 2023, on December 12, 2022, Priveterra entered into a business combination agreement (the “Business Combination Agreement”) with Priveterra Merger Sub, Inc., a wholly owned subsidiary of Priveterra (“Merger Sub”) and AEON Biopharma, Inc., a Delaware corporation (“Old AEON”). Pursuant to the Business Combination Agreement, Merger Sub was merged with and into Old AEON, with Old AEON surviving the merger as a wholly owned subsidiary of Priveterra. Upon the closing of the merger, Priveterra changed its name to “AEON Biopharma, Inc.” (the “Business Combination” and, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”).

As previously reported on the Current Report on Form 8-K filed with the SEC on July 5, 2023, Priveterra held a special meeting of stockholders on July 3, 2023 (the “Special Meeting”), at which the Priveterra stockholders considered and adopted, among other matters, a proposal to approve the Business Combination, including (a) adopting the Business Combination Agreement and (b) approving the other transactions contemplated by the Business Combination Agreement and related agreements described in the Proxy Statement/Prospectus.

Pursuant to the terms and subject to the conditions set forth in the Business Combination Agreement, following the Special Meeting, on July 21, 2023 (the “Closing Date”), the Transactions were consummated (the “Closing”).

Item 2.01 of this Report discusses the consummation of the Transactions and the entry into agreements relating thereto and is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

On July 21, 2023, in connection with the consummation of the Business Combination and as contemplated by the Business Combination Agreement, AEON, the Sponsor, Alphaeon 1, LLC, Daewoong Co., LTD, Daewoong Pharmaceutical Co., Ltd., Strathspey Crown Holdings Group, LLC and certain other former stockholders of Old AEON entered into the Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”). The material terms of the A&R Registration Rights Agreement are described in the section of the Proxy Statement/Prospectus beginning on page 136 titled “Proposal 1: The Business Combination Proposal—Related Agreements—Registration Rights Agreement.” Such description is qualified in its entirety by the full text of the A&R Registration Rights Agreement, which is included as Exhibit 10.20 to this Report and is incorporated herein by reference.

Committed Financing Agreements

As previously disclosed in the proxy statement/prospectus filed by Priveterra with the Securities and Exchange Commission on May 12, 2023 and on the Current Report on Form 8-K filed with the SEC on June 27, 2023, on January 6, 2023, Old AEON and Priveterra entered into Committed Financing Agreements with each of Alphaeon 1 LLC (“A1”) and Daewoong Pharmaceutical Co., Ltd. (“Daewoong”, and together with A1, the “Committed Financing Investors” and such agreements, the “Original Committed Financing Agreements”), pursuant to which the Committed Financing Investors agreed to purchase, and Priveterra and Old AEON agreed to sell to the Committed Financing Investors, $20 million aggregate principal of interim notes convertible into an aggregate of 2,857,143 shares of common stock of Priveterra (the “Priveterra Common Stock”), for a purchase price of $7.00 per share pursuant to the Original Committed Financing Agreements.

Pursuant to its Original Committed Financing Agreement, and as previously disclosed by Priveterra, on March 9, 2023, A1 executed an Interim Note Subscription Agreement (the “Original A1 Note Subscription Agreement”) for the subscription of $15 million aggregate principal of interim notes issued by Old AEON. Pursuant to such Original A1 Note Subscription Agreement, at the option of A1, all or a portion of such interim notes could be issued immediately prior to the Closing upon payment by A1 of the principal amount at Closing, or issued as pre-funded notes.

On June 23, 2023, A1 entered into an amendment to its Original A1 Note Subscription Agreement (the “Amended A1 Note Subscription Agreement”) to add the subscription of $20 million additional aggregate principal of interim notes. Pursuant to the Amended A1 Note Subscription Agreement, at the option of A1, all or a portion of such interim notes could be issued immediately prior to the Closing upon payment by A1 of the principal amount at Closing, or issued as pre-funded notes. In connection therewith, on June 8, 2023, Old AEON and Priveterra entered into a Committed Financing Agreement with A1 (the “Additional Committed Financing Agreement” and together with the Original Committed Financing Agreements, the “Committed Financing Agreements”), pursuant to which A1 agreed to purchase, and Priveterra and Old AEON agreed to sell to A1, an additional $20 million aggregate principal of interim notes convertible into 2,857,143 shares of Priveterra Common Stock, for a purchase price of $7.00 per share pursuant to the Additional Committed Financing Agreement.

Pursuant to its Original Committed Financing Agreement, on June 27, 2023, Daewoong executed a Note Subscription Agreement (the “Daewoong Note Subscription Agreement” and together with the Amended A1 Note Subscription Agreement, the “Note Subscription Agreements”), pursuant to which Daewoong agreed to purchase, and Priveterra and Old AEON agreed to sell to Daewoong, an additional $5 million aggregate principal of interim notes convertible into 714,285 shares of common stock of Old AEON after the Closing, for a purchase price of $7.00 per share. Pursuant to such Daewoong Note Subscription Agreement, at the option of Daewoong, all or a portion of such interim notes could be issued immediately prior to the Closing upon payment by Daewoong of the principal amount at Closing, or issued as pre-funded notes.

Copies of the Note Subscription Agreements are filed herewith as Exhibit 10.27, Exhibit 10.28 and Exhibit 10.28(a), and the foregoing description of the Original A1 Note Subscription Agreement, Amended A1 Note Subscription Agreement and Daewoong Note Subscription Agreement is qualified in its entirety by reference thereto.

Forward Purchase Agreements

On June 29, 2023, Priveterra and Old AEON entered into separate agreements (each a “Forward Purchase Agreement”, and together, the “Forward Purchase Agreements”) with each of (i) ACM ARRT J LLC and (ii) Polar Multi-Strategy Master Fund (“Polar”, and each of ACM ARRT J LLC and Polar, individually, a “Seller”, and together, the “Sellers”) for OTC Equity Prepaid Forward Transactions. For purposes of each Forward Purchase Agreement, Priveterra is referred to as the “Counterparty” prior to the consummation of the Business Combination, while AEON is referred to as the “Counterparty” after the consummation of the Business Combination. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Forward Purchase Agreements. Any reference herein to the “Forward Purchase Agreement” are to be treated as a reference to each Seller's separate agreement and should be construed accordingly and any action taken by a Seller should be construed as an action under its own respective agreement.

Pursuant to the terms of the Forward Purchase Agreements, the Sellers intend, but are not obligated, to purchase up to 7,500,000 shares of Priveterra Common Stock in the aggregate concurrently with the Closing pursuant to each Seller’s respective FPA Funding Amount PIPE Subscription Agreement (as defined below), less the number of shares of Priveterra Common Stock purchased by each Seller separately from third parties through a broker in the open market (the “Recycled Shares”). No Seller shall be required to purchase an amount of shares of Priveterra Common Stock such that following such purchase, that Seller’s ownership would exceed 9.9% of the total shares of Priveterra Common Stock outstanding immediately after giving effect to such purchase, unless such Seller, at its sole discretion, waives such 9.9% ownership limitation. The Number of Shares subject to a Forward Purchase Agreement is subject to reduction following a termination of the Forward Purchase Agreements with respect to such shares as described under “Optional Early Termination” in the respective Forward Purchase Agreements.

Each Forward Purchase Agreement provides that a Seller will be paid directly an aggregate cash amount (the “Prepayment Amount”) equal to the product of (i) the Number of Shares as set forth in each Pricing Date Notice and (ii) the redemption price per share as defined in Section 9.2(a) of Priveterra’s Second Amended and Restated Certificate of Incorporation (the “Initial Price”).

The Counterparty will pay to each Seller separately the Prepayment Amount required under the respective Forward Purchase Agreement directly from the Counterparty’s trust account maintained by Continental Stock Transfer and Trust Company holding the net proceeds of the sale of the units in the Counterparty’s initial public offering and the sale of private placement warrants (the “Trust Account”) no later than the earlier of (a) one business day after the Closing and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination, except that to the extent the Prepayment Amount payable to a Seller is to be paid from the purchase of Additional Shares by such Seller pursuant to the terms of its FPA Funding Amount PIPE Subscription Agreement, such amount will be netted against such proceeds, with such Seller being able to reduce the purchase price for the Additional Shares by the Prepayment Amount. For the avoidance of doubt, any Additional Shares purchased by a Seller will be included in the Number of Shares for its respective Forward Purchase Agreement for all purposes, including for determining the Prepayment Amount.

Following the Closing, the reset price (the “Reset Price”) will initially be the Initial Price and subject to a $7.00 floor (the “Reset Price Floor”). The Reset Price will be subject to reset on a monthly basis (each a “Reset Date”) with the first such Reset Date occurring 90 days after the Closing Date to be the lowest of (a) the then-current Reset Price, (b) the Initial Price and (c) the 30-day VWAP Price of the Shares immediately preceding such Reset Date; provided, however, that the Reset Price may be reduced immediately to any lower price at which the Counterparty sells, issues or grants any shares or securities convertible or exchangeable into shares (other than, among other things, grants or issuances under the Counterparty’s equity compensation plans, any securities issued in connection with the Business Combination or any securities issued in connection with the PIPE Subscription Agreements (as defined below)), subject to certain exceptions, in which case the Reset Price Floor would be eliminated.

From time to time and on any date following the Business Combination (any such date, an “OET Date”), any Seller may, in its absolute discretion, terminate its Forward Purchase Agreement in whole or in part by providing written notice to the Counterparty (the “OET Notice”), no later than the next Payment Date following the OET Date (which shall specify the quantity by which the Number of Shares shall be reduced (such quantity, the “Terminated Shares”)). The effect of an OET Notice shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, the Counterparty shall be entitled to an amount from the Seller, and the Seller shall pay to the Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date. The payment date may be changed within a quarter at the mutual agreement of the parties.

The valuation date will be the earliest to occur of (a) the second anniversary of the Closing Date, (b) the date specified by a Seller in a written notice to be delivered to the Counterparty at a Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (w) a VWAP Trigger Event, (x) a Delisting Event, (y) a Registration Failure or (z) unless otherwise specified therein, upon any Additional Termination Event and (c) 90 days after delivery by the Counterparty of a written notice in the event that for any 20 trading days during a 30 consecutive trading day-period that occurs at least six months after the Closing Date, the VWAP Price is less than the then applicable Reset Price, provided that a Registration Statement was effective and available for the entire measurement period and remains continuously effective and available during the entire 90 day notice period (the “Valuation Date”).

On the Cash Settlement Payment Date, which is the tenth local business day following the last day of the valuation period commencing on the Valuation Date, a Seller shall pay the Counterparty a cash amount equal to (1) (A) the Number of Shares as of the Valuation Date less the number of Unregistered Shares, multiplied by (B) the volume- weighted daily VWAP Price over the Valuation Period less (2) if the Settlement Amount Adjustment is less than the cash amount to be paid, the Settlement Amount Adjustment. The Settlement Amount Adjustment is equal to (1) the Number of Shares as of the Valuation Date multiplied by (2) $2.00 per share, and the Settlement Amount Adjustment will be automatically netted from the Settlement Amount. If the Settlement Amount Adjustment exceeds the Settlement Amount, the Counterparty will pay the Seller in shares of Priveterra Common Stock or, at the Counterparty’s election, in cash.

Each Seller has agreed to waive any redemption rights with respect to any Recycled Shares in connection with the Business Combination, as well as any redemption rights under Priveterra’s certificate of incorporation as in effect prior to the Business Combination that would require redemption by Priveterra of the Shares. Such waiver may reduce the number of shares of Priveterra Common Stock redeemed in connection with the Business Combination, and such reduction could alter the perception of the potential strength of the Business Combination. Each Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Copies of the Forward Purchase Agreements are filed herewith as Exhibit 10.21 and Exhibit 10.22 and the foregoing description of the Forward Purchase Agreements is qualified in its entirety by reference thereto.

FPA Funding Amount PIPE Subscription Agreements

On June 29, 2023, Priveterra entered into separate subscription agreements (the “FPA Funding Amount PIPE Subscription Agreements”) with each of ACM ARRT J LLC and Polar (collectively, the “FPA Funding PIPE Investors”). Any reference herein to the “FPA Funding Amount PIPE Subscription Agreements” are to be treated as a reference to each FPA Funding PIPE Investor’s separate agreement and should be construed accordingly and any action taken by a FPA Funding PIPE Investor should be construed as an action under its own respective agreement.

Pursuant to the FPA Funding Amount PIPE Subscription Agreements, the FPA Funding PIPE Investors agreed to subscribe for and purchase, and Priveterra agreed to issue and sell to the FPA Funding PIPE Investors, on the Closing, an aggregate of 6,275,000 shares of Priveterra Common Stock.

Copies of the FPA Funding Amount PIPE Subscription Agreements are filed herewith as Exhibit 10.23 and Exhibit 10.24, and the foregoing description of the FPA Funding Amount PIPE Subscription Agreements is qualified in its entirety by reference thereto.

New Money PIPE Subscription Agreements

On June 29, 2023, Priveterra entered into separate subscription agreements (the “New Money PIPE Subscription Agreements” and together with the FPA Funding Amount PIPE Subscription Agreements, the “PIPE Subscription Agreements”) with each of ACM ASOF VIII Secondary-C LP and Polar (each, a “New Money PIPE Investor” and collectively, the “New Money PIPE Investors”). Any reference herein to the “New Money PIPE Subscription Agreements” are to be treated as a reference to each New Money PIPE Investor’s separate agreement and should be construed accordingly and any action taken by a New Money PIPE Investor should be construed as an action under its own respective agreement.

Pursuant to the New Money PIPE Subscription Agreements, the New Money PIPE Investors agreed to subscribe for and purchase, and Priveterra agreed to issue and sell to the New Money PIPE Investors, on the Closing Date, an aggregate of 1,000,000 shares of Priveterra Common Stock for a purchase price of $7.00 per share, for aggregate gross proceeds of $7 million. Pursuant to its New Money PIPE Subscription Agreement, Priveterra issued 75,000 shares of Priveterra Common Stock to ACM ASOF VIII Secondary-C LP as a structuring fee in consideration of certain services provided by it in the structuring of its Forward Purchase Agreement and the transactions described therein.

Copies of the New Money PIPE Subscription Agreements are filed herewith as Exhibit 10.25 and Exhibit 10.26, and the foregoing description of the New Money PIPE Subscription Agreements is qualified in its entirety by reference thereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described above, on July 3, 2023, Priveterra held the Special Meeting, at which the Priveterra stockholders considered and adopted, among other matters, a proposal to approve the Business Combination Agreement and the Transactions. On July 21, 2023, the parties consummated the Business Combination. In connection with the Closing, the Company changed its name from Priveterra Acquisition Corp. to AEON Biopharma, Inc.

Holders of 1,445,112 shares of Priveterra Class A common stock sold in its initial public offering (the “Initial Shares”) properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from Priveterra’s initial public offering, calculated as of one business day prior to the consummation of the Business Combination, which was approximately $10.63 per share, or approximately $21.29 million in the aggregate.

As a result of the Business Combination, each share of Old AEON preferred stock and common stock was converted into the right to receive approximately 2.328 shares of AEON’s Class A common stock, par value $0.0001 per share (“Common Stock”).

Additionally, the shares of Priveterra Class B Common Stock held by Sponsor automatically converted to 6,900,000 shares of Common Stock (of which 3,450,000 shares are subject to vesting under certain conditions).

Pursuant to the Note Subscription Agreements, certain investors received an aggregate of 5,797,611 newly-issued shares of Priveterra Class A Common Stock, immediately prior to the Closing, upon conversion of an aggregate principal amount of $40,000,000 of interim notes.

Reference is made to the disclosure set forth below under Item 1.01 of this Report concerning the entry into a material definitive agreements, including the Financing Agreements by AEON, which is incorporated herein by reference.

After giving effect to the Transactions, the redemption of Initial Shares as described above, and the consummation of the Financing Agreements, there are currently 37,154,198 shares of Common Stock issued and outstanding.

The Common Stock and AEON warrants commenced trading on the New York Stock Exchange American (“NYSEA”) under the symbols “AEON and “AEON WS,” respectively, on July 24, 2023, subject to ongoing review of AEON’s satisfaction of all listing criteria following the Business Combination.

As noted above, an aggregate of approximately $15.36 million was paid from the Company’s trust account to holders that properly exercised their right to have Initial Shares redeemed, and the remaining balance immediately prior to the Closing of approximately $5.92 million remained in the trust account. The remaining funds of approximately $5.92 million in the trust account was used to fund the Business Combination.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K provides that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act), as Priveterra was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, and as discussed below in Item 5.06 of this Report, the Company has ceased to be a shell company. Accordingly, the Company is providing the information below that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Report contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Report, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When AEON discusses its strategies or plans, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, AEON’s management.

Forward-looking statements in this Report may include, for example, statements about:

•	the projected financial information, anticipated growth rate, and market opportunities of AEON;

•	the ability to maintain the listing of AEON’s Common Stock and public warrants on NYSEA;

•	AEON’s public securities’ potential liquidity and trading;

•	AEON’s ability to raise financing in the future;

•	AEON’s success in retaining or recruiting, or changes required in, officers, key employees or directors;

•	factors relating to the business, operations and financial performance of AEON, including:

	•	the initiation, cost, timing, progress and results of research and development, or R&D, activities, preclinical studies or clinical trials with respect to AEON’s current and potential future product candidates;

	•	AEON’s ability to successfully develop and commercialize its main product candidate, ABP-450 and any potential future product candidates;

	•	AEON’s ability to obtain a BLA for therapeutic uses of ABP-450;

	•	AEON’s ability to advance its current and potential future product candidates into, and successfully complete, preclinical studies and clinical trials;

	•	AEON’s ability to obtain and maintain regulatory approval of its current and potential future product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate;

	•	AEON’s ability to obtain funding for its operations;

	•	AEON’s ability to obtain and maintain intellectual property protection for its technologies and any of its product candidates;

	•	the rate and degree of market acceptance of AEON’s current and any potential future market candidates;
	•	regulatory developments in the United States and international jurisdictions;
	•	potential liability lawsuits and penalties related to AEON’s technologies, product candidates and current and future relationships with third parties;
	•	AEON’s ability to attract and retain key scientific and management personnel;

	•	AEON’s ability to effectively manage the growth of its operations;
	•	AEON’s ability to contract with third-party suppliers and manufacturers and their ability to perform adequately under those arrangements, particularly the manufacturing agreement with Daewoong Pharmaceutical Co., Ltd.;
	•	AEON’s ability to compete effectively with existing competitors and new market entrants;
	•	potential effects of extensive government regulation;
	•	AEON’s future financial performance and capital requirements;
	•	AEON’s ability to implement and maintain effective internal controls;
	•	the impact of supply chain disruptions; and
	•	the impact of the COVID-19 pandemic on AEON’s business, including its preclinical studies, clinical studies and potential future clinical trials; and

•	other factors detailed under the section titled “Risk Factors” beginning on page 26 of the Proxy Statement/Prospectus and incorporated herein by reference.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the other documents filed by AEON from time to time with the SEC. The forward-looking statements contained in this Report and in any document incorporated by reference are based on current expectations and beliefs concerning future developments and their potential effects on AEON. There can be no assurance that future developments affecting AEON will be those that AEON has anticipated. AEON undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

AEON’s business is described in the Proxy Statement/Prospectus in the section titled “Information About AEON” beginning on page 216, which is incorporated herein by reference.

Risk Factors

The risks associated with AEON’s business are described in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 26 and are incorporated herein by reference. A summary of the risks associated with AEON’s business is also included on pages 14-19 of the Proxy Statement/Prospectus under the heading “Summary of Risk Factors” and is incorporated herein by reference.

Financial Information

The (i) unaudited condensed consolidated financial statements of Old AEON as of March 31, 2023 and for the periods ended March 31, 2023 and 2022 are set forth in Exhibit 99.1 and are incorporated herein by reference and (ii) audited consolidated financial statements of Old AEON as of and for the years ended December 31, 2022 and 2021 are included in the Proxy Statement/Prospectus beginning on page F-26 of the Proxy Statement/Prospectus, which are incorporated herein by reference.

The unaudited pro forma condensed consolidated combined financial information of Priveterra and Old AEON as of and for the three months ended March 31, 2023 and for the year ended December 31, 2022 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operations of Old AEON is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

Management’s discussion and analysis of the financial condition and results of operations of Old AEON as of December 31, 2022 and December 31, 2021 is included in the Proxy Statement/Prospectus beginning on page 247 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the disclosure contained in Exhibit 99.3 hereto, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of Common Stock following the consummation of the Transactions by:

•	each person who is known to be the beneficial owner of more than 5% of shares of Common Stock;

•	each of AEON’s current named executive officers and directors; and

•	all current executive officers and directors of AEON as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, RSUs and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, AEON believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares	% of Ownership
5% Holders
Strathspey Crown Holdings Group, LLC(1)	9,420,370	25.4%
Priveterra Sponsor, LLC(2)	6,900,000	18.6%
Entities affiliated with Daewoong Pharmaceutical Co., Ltd.(3)	6,577,604	17.7%
Entities affiliated with Atalaya Capital Management LP(4)	3,675,000	9.9%
Polar Multi-Strategy Master Fund(5)	3,675,000	9.9%
Directors and Executive Officers(6)
Jost Fischer(7)	78,599	*
Eric Carter(8)	14,908	*
Robert Palmisano(9)	6,900,000	18.6%
Shelley Thunen	0	*
Marc Forth(10)	1,357,502	3.5%
Peter Reynolds	0	*
Chad Oh(11)	101,581	*
Alex Wilson(12)	49,227	*
All directors and executive officers as a group (8 individuals)	8,521,228	22.0%

*	Less than one percent

(1)	Strathspey Crown Holdings Group, LLC, or SCHG, is a wholly owned subsidiary of Strathspey Crown LLC. The address for SCHG is 4040 MacArthur Boulevard, Suite 310, Newport Beach, CA 92660.
(2)	The Sponsor is the record holder of the shares reported herein. Messr. Palmisano, along with two other individuals, has voting and investment discretion with respect to the common stock held of record by the Sponsor. Each of our officers and directors other than Messr. Palmisano disclaims any beneficial ownership of any shares held by the Sponsor. 3,450,000 shares of Common Stock held by Priveterra Sponsor, LLC are subject to vesting conditions and potential forfeiture. The address of the Sponsor is 300 SE 2nd Street, Suite 600, Fort Lauderdale, FL 33301.
(3)	Consists of (i) 714,286 shares of Common Stock held of record by Daewoong Co., Ltd, which were acquired pursuant to the Committed Interim Financing Agreements, (ii) 3,463,318 shares of Common Stock held of record by Daewoong Co., Ltd., which were acquired in connection with the Business Combination following the conversion of a convertible note of Old AEON, and (iii) 2,400,000 shares of Common Stock held of record by Daewoong Pharamceutical Co., Ltd., which were acquired in connection with the Business Combination following the conversion of a convertible note of Old AEON. Each of Daewoong Co., Ltd. and Daewoong Pharamceutical Co., Ltd. has sole voting and investment power of the shares. The address of Daewoong is 35-14, Jeyakgongdan 4-gil, Hyangnam-eup, Hwaseong-si, Gyeonggi-do, Republic of Korea.
(4)	Consists of (i) 3,100,000 shares of Common Stock held of record by ACM ARRT J LLC, which were acquired in connection with the Forward Purchase Agreements, (ii) 500,000 shares of Common Stock held of record by ACM ASOF VIII Secondary-C LP, which were acquired in connection with the New Money PIPE Subscription Agreements, and (iii) 75,000 shares of Common Stock held of record by Midtown Madison Management LLC, which were acquired in connection with certain services provided in connection with the Business Combination. The address of each of the entities listed above is One Rockefeller Plaza, 32nd Floor, New York, NY 10020.
(5)	Consists of (i) 3,175,000 shares of Common Stock held of record by Polar Multi-Strategy Master Fund, which were acquired in connection with the Forward Purchase Agreements and (ii) 500,000 shares of Common Stock held of record by Polar Multi-Strategy Master Fund, which were acquired in connection with the New Money PIPE Subscription Agreements. The business address applicable for this entity is 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman, KY1-1108, Cayman Islands.
(6)	Unless otherwise noted, the business address applicable for this individual is 5 Park Plaza, Suite 1750, Irvine, CA 92614.

(7)	Consists of (i) 15,627 shares of Common Stock held of record by Mr. Fischer and (ii) 62,972 shares of Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of July 21, 2023.
(8)	Consists of 14,908 shares of Common Stock that would be issuable upon exercise of options held by Mr. Carter and exercisable as of or within 60 days of July 21, 2023.
(9)	The business address for Mr. Palmisano is 300 SE 2nd Street, Suite 600, Fort Lauderdale, FL 33301. 3,450,000 shares of Common Stock held by Priveterra Sponsor, LLC are subject to vesting conditions and potential forfeiture.
(10)	Consists of 1,357,502 shares of Common Stock that would be issuable upon exercise of options held by Mr. Forth and exercisable as of or within 60 days of July 21, 2023.
(11)	Consists of 101,581 shares of Common Stock that would be issuable upon exercise of options held by Dr. Oh and exercisable as of or within 60 days of July 21, 2023.
(12)	Consists of 49,227 shares of Common Stock that would be issuable upon exercise of options held by Mr. Wilson and exercisable as of or within 60 days of July 21, 2023.

Directors and Executive Officers

Upon the consummation of the Transactions, and in accordance with the terms of the Business Combination Agreement, each executive officer of Priveterra ceased serving in such capacities, and each of Vikram Malik, Julie Andrews, James Lightman and Lance Berry ceased serving on Priveterra’s board of directors.

Marc Forth, Jost Fischer, Eric Carter, Ph.D, M.D., Robert Palmisano and Shelley Thunen were appointed as directors of AEON by the holders of Priveterra Class B common stock, to serve until the end of their respective terms and until their successors are elected and qualified. Mr. Fischer was appointed to serve as Chair of the Board. The Board is divided into three classes, designated as Class I, Class II and Class III. Mr. Palmisano and Ms. Thunen will serve as the initial Class I directors for a term expiring at the first annual meeting of the stockholders; Mr. Fischer and Dr. Carter will serve as the initial Class II directors for a term expiring at the second annual meeting of the stockholders; and Mr. Forth will serve as the initial Class III director for a term expiring at the third annual meeting of the stockholders. After the expiration of the initial terms, each class will be elected to a subsequent three-year term.

Mr. Fischer, Mr. Palmisano and Ms. Thunen were appointed to serve on AEON’s audit committee, with Ms. Thunen serving as the chair and qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K.

Dr. Carter, Mr. Fischer and Mr. Palmisano were appointed to serve on AEON’s compensation committee, with Mr. Fischer serving as the chair.

Dr. Carter and Ms. Thunen were appointed to serve on AEON’s nominating and corporate governance committee, with Dr. Carter serving as the chair.

Mr. Forth was appointed as AEON’s Chief Executive Officer and principal executive officer, Peter Reynolds was appointed as AEON’s Chief Financial Officer and principal financial officer and principal accounting officer, Chad Oh, M.D. was appointed as AEON’s Chief Medical Officer, and Alex Wilson was appointed as AEON’s Executive Vice President, Chief Legal Officer and Corporate Secretary.

AEON’s directors and executive officers after the consummation of the Business Combination are described in the Proxy Statement/Prospectus in the section titled “Management of New AEON After the Business Combination” beginning on page 315 and that information is incorporated herein by reference.

Additionally, interlocks and insider participation information regarding AEON’s executive officers is described in the Proxy Statement/Prospectus in the section titled “Management of New AEON After the Business Combination —Compensation Committee Interlocks and Insider Participation” beginning on page 320 and that information is incorporated herein by reference.

Executive and Director Compensation

The compensation of Old AEON’s executive officers and directors is described in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation” beginning on page 265 and that information is incorporated herein by reference.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions of AEON are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Party Transactions” beginning on page 284 and are incorporated herein by reference.

The disclosure under Item 1.01 of this Report relating to the Committed Financing Agreements is incorporated into this Item 2.01 by reference.

Director Independence

Information regarding director independence is described in the Proxy Statement/Prospectus in the section titled “Management of New AEON After The Business Combination—Director Independence” beginning on page 317 and is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the sections of the Proxy Statement/Prospectus titled “Information about Priveterra—Legal Proceedings” beginning on page 195, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Shares of AEON’s Common Stock and AEON’s warrants commenced trading on NYSEA under the symbols “AEON” and “AEON WS,” respectively, on July 24, 2023, in lieu of Priveterra Class A common stock, warrants and units of Priveterra. AEON has not paid any cash dividends on its shares of Common Stock to date. It is the present intention of the Board to retain all earnings, if any, for use in AEON’s business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon AEON’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of the Board. Further, if AEON incurs any indebtedness, its ability to declare dividends may be limited by restrictive covenants AEON may agree to in connection therewith.

Information regarding Priveterra Class A Common Stock, warrants and units and related stockholder matters are described in the Proxy Statement/Prospectus in the section titled “Trading Symbol, Market Price and Dividend Policy” on page 314 and such information is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Report concerning the issuance and sale by AEON of certain unregistered securities, which is incorporated herein by reference.

Information regarding Rule 144 under the Securities Act and its use by former shell companies is set forth in the Proxy Statement/Prospectus in the section titled “Securities Act Restrictions on Resale of Common Stock” on page 303 and is incorporated herein by reference.

Description of Registrant’s Securities

The description of AEON’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of New AEON’s Securities After the Business Combination” beginning on page 293 and is incorporated herein by reference.

Indemnification of Directors and Officers

The indemnification of AEON’s directors and officers is set forth in the Proxy Statement/Prospectus in the section titled “Part II: Information Not Required in Prospectus” on page II-1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Report is incorporated by reference herein. The securities of Priveterra that may be issued in connection with the PIPE Subscription Agreements will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Upon Closing, Priveterra issued 125,000 additional shares of New AEON common stock to certain service providers as compensation for services provided which shares shall be subject to a twelve-month lockup on such terms as set forth in its bylaws.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 to this Report is incorporated herein by reference.

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm.

On July 21, 2023, the Audit Committee of the Board dismissed WithumSmith + Brown LLP (“Withum”), Priveterra’s independent registered public accounting firm prior to the Business Combination, as the Company’s independent registered public accounting firm effective upon consummation of the Closing.

The report of Withum on Priveterra’s, consolidated balance sheets as of December 31, 2022 and 2021 and the statements of operations, changes stockholders' (deficit) and cash flows for the years then ended (as restated), the balance sheet as of December 31, 2020 and the statements of operations, changes stockholder's equity and cash flows for the period from November 17, 2020 (inception) to December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from November 17, 2020 (inception) to December 31, 2022 and the subsequent interim period through July 21, 2023, there were no disagreements between the Company and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on Priveterra’s financial statements for such period.

During the period from November 17, 2020 (inception) to December 31, 2022 and subsequent interim periods through July 21, 2023, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except for the material weakness disclosed under the heading “Item 9A. Controls and Procedures—Evaluation of Controls and Procedures” in Priveterra’s Annual Report on Form 10-K/A for the year ended December 31, 2022, as filed with the SEC on April 10, 2023.

The Company is currently in the process of identifying a successor independent registered public accounting firm to audit the Company's consolidated financial statements for the year ending December 31, 2023.

The Company has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated July 27, 2023, is filed as Exhibit 16.1 to this Report.

Item 5.01. Changes in Control of Registrant.

The information set forth above under Item 1.01 and Item 2.01 of this Report is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officers and Directors

The information set forth in the sections titled “Directors and Executive Officers”, “Executive and Director Compensation” and “Certain Relationships and Related Party Transactions” in Item 2.01 of this Report is incorporated herein by reference.

Employment Agreements

Effective upon the consummation of the Business Combination, we entered into an amended and restated employment agreement with Mr. Forth, our President and Chief Executive Officer, and Mr. Oh, our Chief Medical Officer. The material terms of these employment agreements is described below.

Marc Forth. Pursuant to his amended employment agreement, Mr. Forth is entitled to receive a base salary of $550,000 per year and he is eligible to participate in our annual discretionary incentive plan with the opportunity to earn an annual cash bonus targeted at an amount equal to 100% of his annual base salary, determined based on the achievement of applicable corporate and individual performance goals.

Under his amended employment agreement, if Mr. Forth is terminated without “cause” or he resigns for “good reason” (each, as defined in the amended employment agreement), then, subject to his timely execution and non-revocation of a general release of claims and his continued compliance with restrictive covenants, he will be eligible to receive (i) 12 months of continued payments of his annual base salary over the 12-month period after the date of termination, (ii) a pro-rated annual bonus for the calendar year in which his employment is terminated based on the target level of achievement of any applicable performance goals or objectives and (iii) 12 months of company-paid continued coverage under our group health plans.

Chad Oh. The employment agreement for Dr. Oh provides for an annual base salary of $425,000 per year and he is eligible to participate in our annual discretionary incentive plan with the opportunity to earn an annual cash bonus targeted at an amount equal to 40% of his annual base salary, determined based on the achievement of applicable corporate and individual performance goals.

Under the employment agreement, if Dr. Oh’s employment is terminated for any reason other than “cause” or as the result of death or “disability”, or if Dr. Oh terminates employment for “good reason” (each, as defined in his employment agreement), then, subject to his timely execution and non-revocation of a general release of claims and his continued compliance with restrictive covenants, he will be eligible to receive (i) six months of continued payments of his annual base salary over the six-month period after the date of termination, (ii) 50% of the target annual bonus he would have received in the calendar year in which such termination occurs, and (iii) six months of company-paid continued coverage under our group health plans. If Dr. Oh’s employment is terminated for any reason other than “cause” or as the result of death or “disability,” or if Dr. Oh terminates employment for “good reason” within two months prior to or within 12 months after a Change in Control (as such term is defined in the 2023 Plan), then, subject to his timely execution and non-revocation of a general release of claims and his continued compliance with restrictive covenants, he will be eligible to receive (i) 12 months of continued payments of his annual base salary over the 12-month period after the date of termination; provided, that if the termination date occurs on or within 12 months after a change in control, the severance shall be paid in a single lump sum within 60 days following the termination date, (ii) 100% of the target annual bonus he would have received in the calendar year in which such termination occurs, and (iii) 12 months of company-paid continued coverage under our group health plans.

General. Each employment agreement also includes a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to the executive will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to the executive. The employment agreements are also contingent upon the execution of our standard employee proprietary information and inventions agreement, which includes a two-year post-termination non-solicitation provision and customary confidentiality provisions.

The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the employment agreements for Mr. Forth and Dr. Oh, which are included as Exhibits 10.11 and 10.12 to this Current Report on Form 8-K and is incorporated herein by reference.

2013 Stock Incentive Plan; ABP Sub Inc. 2019 Incentive Award Plan

In connection with the consummation of the Business Combination, the Company assumed the Amended and Restated 2013 Stock Incentive Plan (the “2013 Plan”) and the ABP Sub Inc. 2019 Incentive Award Plan (the “2019 Plan” and together with the 2013 Plan, the “Prior Plans”) from Old AEON and, thereafter, terminated the each Prior Plan. Any outstanding awards granted under the Prior Plans will remain outstanding, subject to the terms of the applicable Prior Plan and applicable award agreement; however, there are no awards outstanding under the 2013 Plan.

The information set forth in the section entitled “Executive Compensation—Equity Incentive Plans” beginning on page 274 of the Proxy Statement/Prospectus is incorporated herein by reference. The foregoing description of the Prior Plans and the information incorporated by reference in the preceding sentence does not purport to be complete and is qualified in its entirety by the terms and conditions of the applicable Prior Plan. The 2019 Plan is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The forms of stock option and restricted stock unit award agreements under the 2019 Plan are included as Exhibits 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference

2023 Incentive Award Plan

In connection with the consummation of the Business Combination, the Company adopted the AEON Biopharma, Inc. 2023 Incentive Award Plan (the “2023 Plan”) under which the Company may grant cash and equity incentive awards to its eligible service providers in order to attract, motivate, and retain the talent for which the Company competes.

Employees, consultants, and directors of the Company, and employees and consultants of its subsidiaries, generally are eligible to receive awards under the 2023 Plan. The 2023 Plan is administered by the compensation committee of the Company’s board of directors, which may delegate its duties and responsibilities to one or more committees of the Company’s directors and/or officers (referred to collectively as the “plan administrator”), subject to the limitations imposed under the 2023 Plan and applicable laws. The plan administrator has the authority to take all actions and make all determinations under 2023 Plan, to interpret the 2023 Plan and award agreements, and to adopt, amend, and repeal rules for the administration of the 2023 Plan as it deems advisable. The plan administrator also has the authority to determine which eligible participants receive awards, grant awards, and set the terms and conditions of all awards under the 2023 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2023 Plan.

The initial aggregate number of shares of our Common Stock available for issuance under the 2023 Plan is equal to (a) 3,839,892 shares of Common Stock and (b) any shares which, as of the effective date of the 2023 Plan, are subject to an award outstanding under the 2019 Plan (each, a “Prior Plan Award”), and which, on or following the effective date of the 2023 Plan, become available for issuance under the 2023 Plan as provided in the 2023 Plan. In addition, the number of shares of Common Stock available for issuance under the 2023 Plan will be annually increased on January 1 of each calendar year beginning in 2024 and ending in 2033 by an amount equal to the lesser of (i) 4% of the number of fully-diluted number of shares outstanding (as calculated below) on the final day of the immediately preceding calendar year or (ii) such other number of shares as is determined by the Board. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options granted under the 2023 Plan is 300,000,000. The foregoing share limits under the 2023 Plan are, in each case, subject to certain adjustments set forth therein.

The information set forth in the section entitled “Proposal No. 6: The Incentive Plan Proposal” beginning on page 177 of the Proxy Statement/Prospectus is incorporated herein by reference. The foregoing description of the 2023 Plan and the information incorporated by reference in the preceding sentence does not purport to be complete and is qualified in its entirety by the terms and conditions of the 2023 Plan and applicable forms of award agreements, which are included as Exhibits 10.5, 10.6, 10.7 and 10.8, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

2023 Employee Stock Purchase Plan

In connection with the consummation of the Business Combination, the Company adopted the AEON Biopharma, Inc. 2023 Employee Stock Purchase Plan (the “ESPP”) under which certain employees of the Company and its participating subsidiaries are provided with the opportunity to purchase Common Stock at a discount through accumulated payroll deductions during successive offering periods.

The initial aggregate number of shares of Common Stock that will be available for issuance under the ESPP will be equal to 488,146 shares. In addition, the number of shares of Common Stock available for issuance under the ESPP will be annually increased on January 1 of each calendar year beginning in 2024 and ending in 2033 by an amount equal to the lesser of (a) 1% of the fully-diluted number of shares outstanding (as calculated below) on the final day of the immediately preceding calendar year or (b) such other number of shares as is determined by the Board. The maximum number of shares that may be issued pursuant to the ESPP will be 50,000,000.

The compensation committee of the Board serves as the administrator of the ESPP and has the authority to take all actions and make all determinations under the ESPP, to interpret the ESPP, and to adopt, amend, and repeal rules for the administration of the ESPP as it deems advisable.

The information set forth in the section entitled “Proposal 7: The ESPP Proposal” beginning on page 182 of the Proxy Statement/Prospectus is incorporated herein by reference. The foregoing description of the ESPP and the information incorporated by reference in the preceding sentence does not purport to be complete and is qualified in its entirety by the terms and conditions of the ESPP, which is included as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting, the Priveterra stockholders considered and approved, among other things, the proposals set forth in the Proxy Statement/Prospectus in the sections titled “The Charter Amendment Proposal” and “The Advisory Charter Amendment Proposals” beginning on pages 169 and 171, respectively, of the Proxy Statement/Prospectus (collectively, the “Charter Proposals”).

The Amended and Restated Certificate of Incorporation of AEON (the “Certificate of Incorporation”), which became effective upon filing with the Secretary of State of the State of Delaware on July 21, 2023 includes the amendments proposed by the Charter Proposals.

On July 21, 2023, the Board approved and adopted the Amended and Restated Bylaws of AEON (the “Bylaws”), which became effective immediately prior to the completion of the Business Combination.

Copies of the Certificate of Incorporation and the Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

The description of the Certificate of Incorporation and the general effect of the Certificate of Incorporation and the Bylaws upon the rights of holders of AEON’s capital stock are included in the Proxy Statement/Prospectus under the sections titled “The Charter Amendment Proposal”, “The Advisory Charter Amendment Proposals” and “Description of New AEON’s Securities After the Business Combination” beginning on pages 169, 171 and 293, respectively, of the Proxy Statement/Prospectus, which are incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Business Combination, on July 21, 2023, AEON’s board of directors approved and adopted a new Code of Business Conduct and Ethics applicable to all employees, officers and directors of AEON. A copy of the Code of Business Conduct and Ethics can be found at https://investors.aeonbiopharma.com/governance/governance-documents/default.aspx under the link “Governance Documents.” The above description of the Code of Business Conduct and Ethics does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Business Conduct and Ethics, a copy of which is filed as Exhibit 14.1 hereto and incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, the Company ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Proposal 1: The Business Combination Proposal” beginning on page 100, which is incorporated herein by reference. Further, the information set forth in the Introductory Note and under Item 2.01 of this Report is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 24, 2023, AEON issued a press release announcing the Closing. A copy of the press release is filed hereto as Exhibit 99.4 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.4, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Report will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.4.

Item 8.01. Other Events.

As a result of the Business Combination, AEON became the successor issuer to Priveterra. Pursuant to Rule 12g-3(a) under the Exchange Act, AEON’s common stock and warrants are deemed registered under Section 12(b) of the Exchange Act.

Letter Agreements

On June 29, 2023, Priveterra Sponsor, LLC (“Sponsor”) entered into separate letter agreements (each, a “Letter Agreement” and collectively, the “Letter Agreements”) with each of ACM ASOF VIII Secondary-C LP and Polar. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Letter Agreements.

Pursuant to the Letter Agreements, in the event that the Transfer VWAP for the shares of Priveterra Common Stock purchased pursuant to the New Money PIPE Subscription Agreements that are Transferred during the Measurement Period (the “Transferred PIPE Shares”) is less than $7.00 per share, then (i) ACM ASOF VIII Secondary-C LP and Polar shall be entitled to receive a number of additional shares of Priveterra Common Stock that have been registered for resale by the Company under an effective resale registration statement pursuant to the Securities Act, under which ACM ASOF VIII Secondary-C LP and Polar may sell or transfer such shares of Priveterra Common Stock in an amount that is equal to the lesser of (A) a number of shares of Priveterra Common Stock equal to the Make-Whole Amount divided by the VWAP (measured as of the date the Additional Shares are Transferred to ACM ASOF VIII Secondary-C LP or Polar, as applicable) and (B) 400,000 shares of Priveterra Common Stock (the “Additional Shares”) and (ii) Sponsor shall promptly (but in any event within fifteen (15) business days) after the Measurement Date, transfer the Additional Shares to ACM ASOF VIII Secondary-C LP or Polar, as applicable. For the avoidance of doubt, in the event the Transfer VWAP for the Transferred PIPE Shares is equal to or more than $7.00 per share, then neither ACM ASOF VIII Secondary-C LP nor Polar shall be entitled to any Additional Shares. “Make-Whole Amount” means an amount equal to the product of (A) $7.00 minus the Transfer VWAP multiplied by (B) the number of Transferred PIPE Shares.

Copies of the Letter Agreements are filed herewith as Exhibit 99.5 and Exhibit 99.6 and the foregoing description of the Letter Agreements is qualified in its entirety by reference thereto.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The (i) unaudited condensed consolidated financial statements of Old AEON as of March 31, 2023 and for the periods ended March 31, 2023 and 2022 are set forth in Exhibit 99.1 hereto and are incorporated herein by reference and (ii) audited consolidated financial statements of Old AEON as of and for the years ended December 31, 2022 and 2021 are set forth in Exhibit 99.1 hereto and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of Priveterra and Old AEON as of and for the three months ended March 31, 2023 and for the year ended December 31, 2022 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
2.1*	Business Combination Agreement, dated as of December 12, 2022, by and among Priveterra Acquisition Corp., Priveterra Merger Sub, Inc. and AEON Biopharma, Inc. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Priveterra Acquisition Corp. with the SEC on December 12, 2022).
2.2*	Amendment No. 1 to Business Combination Agreement, dated as of April 27, 2023, by and among Priveterra Acquisition Corp., AEON Biopharma, Inc. and Priveterra Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Priveterra Acquisition Corp. with the SEC on May 1, 2023).
3.1	Third Amended and Restated Certificate of Incorporation of AEON Biopharma, Inc.
3.2	Amended and Restated Bylaws of AEON Biopharma, Inc.
4.1	Warrant Agreement between Priveterra Acquisition Corp. and Continental Stock Transfer & Trust Company, dated as of February 8, 2021 (incorporated by reference to Exhibit 4.1 to the Form 10-K filed by Priveterra Acquisition Corp. with the SEC on March 28, 2022).
10.1+	AEON Biopharma, Inc. Amended and Restated 2019 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Form S-4/A filed by Priveterra Acquisition Corp. with the SEC on May 1, 2023).
10.2+	Form of Stock Option Agreement under AEON Biopharma, Inc. Amended and Restated 2019 Incentive Award Plan (incorporated by reference to Exhibit 10.2 to the Form S-4/A filed by Priveterra Acquisition Corp. with the SEC on May 1, 2023).
10.3+	Form of Restricted Stock Unit Agreement under AEON Biopharma, Inc. Amended and Restated 2019 Incentive Award Plan (incorporated by reference to Exhibit 10.3 to the Form S-4/A filed by Priveterra Acquisition Corp. with the SEC on May 1, 2023).
10.4+	Form of Restricted Stock Unit Agreement under AEON Biopharma, Inc. Amended and Restated 2019 Incentive Award Plan (409A Deferred Compensation) (incorporated by reference to Exhibit 10.4 to the Form S-4/A filed by Priveterra Acquisition Corp. with the SEC on May 1, 2023).
10.5+	Form of AEON Biopharma, Inc.’s 2023 Incentive Award Plan. (incorporated by reference to Exhibit 10.5 to the Form S-4/A filed by Priveterra Acquisition Corp. with the SEC on May 1, 2023).
10.6+	Form of AEON Biopharma, Inc.’s Non-Employee Director Compensation Program (incorporated by reference to Exhibit 10.14 to the Form S-4/A filed by Priveterra Acquisition Corp. with the SEC on May 1, 2023).
10.7+	Form of Stock Option Agreement under AEON Biopharma, Inc. 2023 Incentive Award Plan (incorporated by reference to Exhibit 10.6 to the Form S-4/A filed by Priveterra Acquisition Corp. with the SEC on May 1, 2023).
10.8+	Form of Restricted Stock Unit Agreement under AEON Biopharma, Inc. 2023 Incentive Award Plan (incorporated by reference to Exhibit 10.7 to the Form S-4/A filed by Priveterra Acquisition Corp. with the SEC on May 1, 2023).
10.9+	Form of AEON Biopharma, Inc.’s 2023 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.8 to the Form S-4/A filed by Priveterra Acquisition Corp. with the SEC on May 1, 2023).
10.10(a)	Form of Indemnification Agreement between AEON Biopharma, Inc. and its directors and officers (incorporated by reference to Exhibit 10.9 to the Form S-4/A filed by Priveterra Acquisition Corp. with the SEC on May 1, 2023).
10.11+	Amended and Restated Employment Agreement, by and between AEON Biopharma, Inc. and Marc Forth.
10.12+	Employment Agreement, by and between AEON Biopharma, Inc. and Chad Oh.
10.13+	Employment Agreement, by and between AEON Biopharma, Inc. and Alex Wilson.
10.14+	Employment Agreement, by and between AEON Biopharma, Inc. and Chris Carr (incorporated by reference to Exhibit 10.11 to the Form S-4 filed by Priveterra Acquisition Corp. with the SEC on December 27, 2022).

10.15*	Consulting Agreement, by and between AEON Biopharma, Inc. and Chris Carr (incorporated by reference to Exhibit 10.12 to the Form S-4/A filed by Priveterra Acquisition Corp. with the SEC on May 1, 2023).
10.16*	License and Supply Agreement, dated as of December 20, 2019, by and between Daewoong Pharmaceutical Co., Ltd. and AEON Biopharma, Inc. (incorporated by reference to Exhibit 10.15 to the Form S-4 filed by Priveterra Acquisition Corp. with the SEC on December 27, 2022).
10.16(a)*	Amendment to License and Supply Agreement, dated as of July 29, 2022, by and between Daewoong Pharmaceutical Co., Ltd. and AEON Biopharma, Inc. (incorporated by reference to Exhibit 10.15(a) to the Form S-4 filed by Priveterra Acquisition Corp. with the SEC on December 27, 2022).
10.17*	Settlement and License Agreement dated June 21, 2021, by and between AEON Biopharma, Inc. and Medytox, Inc. (incorporated by reference to Exhibit 10.16 to the Form S-4 filed by Priveterra Acquisition Corp. with the SEC on December 27, 2022).
10.17(a)*	Amendment to Settlement and License Agreement dated May 5, 2022, by and between AEON Biopharma, Inc. and Medytox, Inc. (incorporated by reference to Exhibit 10.16(a) to the Form S-4 filed by Priveterra Acquisition Corp. with the SEC on December 27, 2022).
10.18	Amendment No. 1 to Sponsor Support Agreement by and among Priveterra Sponsor, LLC, Priveterra Acquisition Corp., and the other parties thereto (incorporated by reference to Exhibit 10.17 to the Form S-4/A filed by Priveterra Acquisition Corp. with the SEC on May 1, 2023).
10.19	Promissory Note, dated as of April 27, 2023, by and between Priveterra Acquisition Corp. and Priveterra Sponsor, LLC (incorporated by reference to Exhibit 10.18 to the Form S-4/A filed by Priveterra Acquisition Corp. with the SEC on May 1, 2023).
10.20	Amended and Restated Registration Rights Agreement, dated as of July 21, 2023, by and between AEON Biopharma, Inc. and the stockholders party thereto.
10.21	Forward Purchase Agreement, by and among Priveterra Acquisition Corp., AEON Biopharma, Inc. and ACM ARRT J LLC.
10.22	Forward Purchase Agreement, by and among Priveterra Acquisition Corp., AEON Biopharma, Inc. and Polar Multi-Strategy Master Fund.
10.23	FPA Funding Amount PIPE Subscription Agreement, by and among Priveterra Acquisition Corp. and ACM ARRT J LLC.
10.24	FPA Funding Amount PIPE Subscription Agreement, by and among Priveterra Acquisition Corp. and Polar Multi-Strategy Master Fund.
10.25	New Money PIPE Subscription Agreement, by and among Priveterra Acquisition Corp. and ACM ARRT J LLC.
10.26	New Money PIPE Subscription Agreement, by and among Priveterra Acquisition Corp. and Polar Multi-Strategy Master Fund.
10.27	Note Subscription Agreement, dated as of June 27, 2023, by and among Priveterra Acquisition Corp., AEON Biopharma, and Daewoong Co., Ltd.
10.28	Note Subscription Agreement, dated as of June 27, 2023, by and among Priveterra Acquisition Corp., AEON Biopharma, and Alphaeon 1, LLC.
10.28(a)	Amendment No. 1 to Note Subscription Agreement, dated June 23, 2023, by and among Priveterra Acquisition Corp., AEON Biopharma, Inc., and Alphaeon 1, LLC.
14.1	AEON Biopharma, Inc. Code of Business Conduct and Ethics.
16.1	Letter from WithumBrown + Smith LLP to the Securities and Exchange Commission.
23.1	Consent of Ernst & Young LLP, Independent Public Accounting Firm.
99.1	Unaudited condensed consolidated financial statements of AEON Biopharma, Inc. (Old AEON) as of March 31, 2023 and for the three months ended March 31, 2023 and 2022.
99.2	Unaudited pro forma condensed combined financial information of Priveterra Acquisition Corp. and Old AEON as of and for the three months ended March 31, 2023 and for the year ended December 31, 2022.
99.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Old AEON for the three months ended March 31, 2023 and March 31, 2022.
99.4	Press Release dated July 24, 2023.
99.5	Letter Agreement, by and between Priveterra Sponsor, LLC and ACM ASOF VIII Secondary-C LP.
99.6	Letter Agreement, by and between Priveterra Sponsor, LLC and Polar Multi-Strategy Master Fund.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.
+	Indicates a management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AEON Biopharma, Inc.

Date: July 27, 2023	By:	/s/ Marc Forth
	Name:	Marc Forth
	Title:	Chief Executive Officer